Exhibit 99.1

Cross Country Healthcare Announces Second Quarter 2018 Financial Results

BOCA RATON, Fla.--(BUSINESS WIRE)--August 1, 2018--Cross Country Healthcare, Inc. (the "Company") (Nasdaq: CCRN) today announced financial results for its second quarter ended June 30, 2018.

FINANCIAL HIGHLIGHTS:

Dollars are in thousands, except per share amounts	Q2 2018	Variance Q2 2018 vs Q2 2017	Variance Q2 2018 vs Q1 2018

Revenue	$204,572	(2)%	(3)%

Gross profit margin*	26.2%	(80) bps	60 bps

Net income attributable to common shareholders	$1,539	(68)%	(6)%

Diluted EPS	$0.04	$(0.09)	$(0.01)

Adjusted EBITDA*	$8,708	(20)%	4%

Adjusted EPS*	$0.05	$(0.11)	$(0.01)

Cash flows from operations	$4,666	(81)%	(65)%

* Refer to accompanying tables and discussion of Non-GAAP financial measures below.

“After a good start to 2018 recovering from the headwinds we faced in the fourth quarter of 2017, we experienced a pull back on spend from some of our larger customers in the second quarter. This pull back offsets the growth from our new managed service programs,” said William J. Grubbs, President and Chief Executive Officer. “We are making adjustments to our business to address these challenges and believe the underlying market dynamics will allow us to get back to year-over-year growth.”

Second quarter consolidated revenue was $204.6 million, a decrease of 2% year-over-year and 3% sequentially. Excluding the Advantage acquisition, revenue decreased 12% on a year-over-year basis. Consolidated gross profit margin was 26.2%, down 80 basis points year-over-year and up 60 basis points sequentially. Net income attributable to common shareholders was $1.5 million compared to $4.9 million in the prior year and $1.6 million in the prior quarter. Diluted EPS was $0.04 per share compared to $0.13 per share in the prior year and $0.05 in the prior quarter. Adjusted EBITDA was $8.7 million or 4.3% of revenue, as compared with $10.9 million or 5.2% of revenue in the prior year, and $8.4 million or 4.0% of revenue in the prior quarter. Adjusted EPS was $0.05 in the current quarter as compared to $0.16 in the prior year and $0.06 in the prior quarter.

For the six months ended June 30, 2018, consolidated revenue was $414.9 million, a decrease of less than 1% year-over-year, 10% excluding the impact of the Advantage acquisition. Consolidated gross profit margin was 25.9%, down 40 basis points year-over-year. Adjusted EBITDA was $17.1 million or 4.1% of revenue, as compared with $17.3 million or 4.2% of revenue in the prior year. Net income attributable to common shareholders was $3.2 million, or $0.09 per diluted share, compared to net income of $2.8 million, or $0.05 per diluted share, in the prior year. Adjusted EPS was $0.11 compared to $0.21 in the prior year.

Quarterly Business Segment Highlights

Nurse and Allied Staffing

Revenue from Nurse and Allied Staffing was $179.3 million, a decrease of 1% year-over-year and 3% sequentially. Excluding the Advantage acquisition, revenue decreased 12% on a year-over-year basis. Contribution income in this segment was $16.9 million, down from $18.1 million in the prior year, and up sequentially from $16.8 million in the prior quarter. Average field FTEs decreased to 7,143 from 7,155 in the prior year and decreased from 7,466 in the prior quarter. Revenue per FTE per day was $276 compared to $278 in the prior year and $275 in the prior quarter.

Physician Staffing

Revenue from Physician Staffing was $21.3 million, a decrease of 14% year-over-year and 1% sequentially. Contribution income was $1.4 million, down from $2.0 million in the prior year and $1.5 million in the prior quarter. Total days filled were 13,751 as compared with 15,690 in the prior year and 14,250 in the prior quarter. Revenue per day filled was $1,551 as compared with $1,576 in the prior year and $1,513 in the prior quarter.

Other Human Capital Management Services

Revenue from Other Human Capital Management Services was $3.9 million, an increase of 6% year-over-year and 8% sequentially. Segment contribution income was $0.3 million for the current quarter compared to $0.2 million in the prior year, and consistent with the prior quarter.

Cash Flow and Balance Sheet Highlights

Cash flow provided by operating activities for the current quarter was $4.7 million compared to $24.1 million in the prior year. At June 30, 2018, the Company had $32.6 million in cash and cash equivalents and a $97.5 million term loan, par value, outstanding under the term loan. There were no borrowings drawn on its $115.0 million revolving credit facility, and $21.6 million of letters of credit outstanding, leaving $93.4 million available for borrowings under the revolving credit facility.

During the second quarter of 2018, the Company repurchased 157,056 shares of common stock for $1.8 million, at an average market price of $11.53 per share. As of June 30, 2018, the Company had 35.6 million shares outstanding. The Company has 542,987 shares remaining for repurchase under its current share repurchase program, subject to certain conditions in its credit agreement.

Outlook for Third Quarter 2018

The guidance below applies only to management’s expectations for the third quarter of 2018. Though the Company does not provide full year guidance, organic growth for the full year and continued margin improvement are expected based on continued favorable market dynamics and demand for its services. In addition to the normal operating leverage from anticipated revenue growth, the Company will be undertaking actions designed to further align its cost structure for improved profitability towards achieving its goal of an 8% Adjusted EBITDA margin.

	Q3 2018 Range	Year-over-Year	Sequential
		Change	Change

Revenue	$195 million - $205 million	(15)% - (10)%	(5)% - 0%

Gross profit margin	25.5% - 26.0%	(100) - (50) bps	(70) - (20) bps

Adjusted EBITDA	$8.0 million - $9.0 million	(42)% - (35)%	(8)% - 3%

Adjusted EPS	$0.02 - $0.04	$(0.21) - $(0.19)	$(0.03) - $(0.01)

The estimates above are based on current management expectations and, as such, are forward-looking and actual results may differ materially. The above ranges do not include the potential impact of any future divestitures, mergers, acquisitions or other business combinations, any changes in debt structure, any future share repurchases, or the initiative to replace its legacy system supporting its travel nurse staffing business. See accompanying Non-GAAP financial measures and tables below.

INVITATION TO CONFERENCE CALL

The Company will hold its quarterly conference call on Wednesday, August 1, 2018, at 5:00 P.M. Eastern Time to discuss its second quarter 2018 financial results. This call will be webcast live and can be accessed at the Company's website at www.crosscountryhealthcare.com or by dialing 800-857-6331 from anywhere in the U.S. or by dialing 517-623-4781 from non-U.S. locations - Passcode: Cross Country. A replay of the webcast will be available from August 1st through August 15th at the Company's website and a replay of the conference call will be available by telephone by calling 800-391-9846 from anywhere in the U.S. or 402-220-3132 from non-U.S. locations - Passcode: 2018.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare is a national leader in providing innovative healthcare workforce solutions and staffing services. Our solutions leverage our nearly 40 years of expertise and insight to assist clients in solving complex labor-related challenges while maintaining high quality outcomes. We are dedicated to recruiting and placing highly qualified healthcare professionals in virtually every specialty and area of expertise. Our diverse client base includes both clinical and nonclinical settings, servicing acute care hospitals, physician practice groups, outpatient and ambulatory-care centers, nursing facilities, both public schools and charter schools, rehabilitation and sports medicine clinics, government facilities, and homecare. Through our national staffing teams and network of 72 office locations, we are able to place clinicians on travel and per diem assignments, local short-term contracts and permanent positions. We are a market leader in providing flexible workforce management solutions, which include managed service programs (MSP), internal resource pool consulting and development, electronic medical record (EMR) transition staffing, recruitment process outsourcing, predictive modeling, and other outsourcing and consultative services. In addition, we provide both retained and contingent placement services for healthcare executives, physicians, and other healthcare professionals.

Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

NON-GAAP FINANCIAL MEASURES

This press release and accompanying financial statement tables reference non-GAAP financial measures. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes they are useful to investors when evaluating the Company's performance as they exclude certain items that management believes are not indicative of the Company's operating performance. Pro forma measures, if applicable, are adjusted to include the results of our acquisitions, and exclude the results of divestments, as if the transactions occurred in the beginning of the periods mentioned.]Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure and a more detailed discussion of each financial measure; as such, the financial statement tables should be read in conjunction with the presentation of these non-GAAP financial measures.

FORWARD LOOKING STATEMENT

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the “safe harbor” created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “estimates”, “suggests”, “appears”, “seeks”, “will”, and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following: our ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for our travel healthcare professionals, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of cyber security risks and cyber incidents on our business, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, including our ability to successfully integrate acquired businesses and realize synergies from such acquisitions, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth in Item 1A. “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, and our other Securities and Exchange Commission filings made prior to the date hereof.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful. The Company undertakes no obligation to update or revise forward-looking statements. All references to “we”, “us”, “our”, or “Cross Country” in this press release mean Cross Country Healthcare, Inc. and its subsidiaries.

Cross Country Healthcare, Inc.
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2018	2017	2018	2018	2017

Revenue from services	$204,572	$209,313	$210,288	$414,860	$416,886
Operating expenses:
Direct operating expenses	150,883	152,785	156,535	307,418	307,083
Selling, general and administrative expenses	45,284	46,600	45,634	90,918	93,836
Bad debt expense	611	326	199	810	649
Depreciation and amortization	2,963	2,285	2,909	5,872	4,476
Acquisition-related contingent consideration (a)	220	281	213	433	551
Acquisition and integration costs (b)	76	587	115	191	587
Restructuring costs (c)	193	—	435	628	—
Total operating expenses	200,230	202,864	206,040	406,270	407,182
Income from operations	4,342	6,449	4,248	8,590	9,704
Other expenses (income):
Interest expense	1,447	535	1,266	2,713	1,754
Gain on derivative liability (d)	—	—	—	—	(1,581)
Loss on early extinguishment of debt (e)	—	—	—	—	4,969
Other income, net	(98)	(59)	(101)	(199)	(59)
Income before income taxes	2,993	5,973	3,083	6,076	4,621
Income tax expense	1,169	753	1,163	2,332	1,119
Consolidated net income	1,824	5,220	1,920	3,744	3,502
Less: Net income attributable to noncontrolling interest in subsidiary	285	370	278	563	662
Net income attributable to common shareholders	$1,539	$4,850	$1,642	$3,181	$2,840

Net income per share attributable to common shareholders - Basic	$0.04	$0.14	$0.05	$0.09	$0.08

Net income per share attributable to common shareholders - Diluted	$0.04	$0.13	$0.05	$0.09	$0.05

Weighted average common shares outstanding:
Basic	35,652	35,651	35,803	35,727	34,269
Diluted (f)	35,832	36,021	36,087	35,959	36,250

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2018	2017	2018	2018	2017
Adjusted EBITDA: (g)
Net income attributable to common shareholders	$1,539	$4,850	$1,642	$3,181	$2,840
Interest expense	1,447	535	1,266	2,713	1,754
Income tax expense	1,169	753	1,163	2,332	1,119
Depreciation and amortization	2,963	2,285	2,909	5,872	4,476
Acquisition-related contingent consideration (a)	220	281	213	433	551
Acquisition and integration costs (b)	76	587	115	191	587
Restructuring costs (c)	193	—	435	628	—
Gain on derivative liability (d)	—	—	—	—	(1,581)
Loss on early extinguishment of debt (e)	—	—	—	—	4,969
Other income, net	(98)	(59)	(101)	(199)	(59)
Equity compensation	914	1,278	469	1,383	2,015
Net income attributable to noncontrolling interest in subsidiary	285	370	278	563	662
Adjusted EBITDA (g)	$8,708	$10,880	$8,389	$17,097	$17,333

Adjusted EPS: (h)
Numerator:
Net income attributable to common shareholders	$1,539	$4,850	$1,642	$3,181	$2,840
Non-GAAP adjustments - pretax:
Acquisition-related contingent consideration (a)	220	281	213	433	551
Acquisition and integration costs (b)	76	587	115	191	587
Restructuring costs (c)	193	—	435	628	—
Gain on derivative liability (d)	—	—	—	—	(1,581)
Loss on early extinguishment of debt (e)	—	—	—	—	4,969
Nonrecurring income tax adjustments	(47)	—	—	(47)	—
Tax impact of non-GAAP adjustments (i)	(198)	—	(269)	(467)	—
Adjusted net income attributable to common shareholders - non-GAAP	$1,783	$5,718	$2,136	$3,919	$7,366

Denominator:
Weighted average common shares - basic, GAAP	35,652	35,651	35,803	35,727	34,269
Dilutive impact of share-based payments	180	370	284	232	522
Adjusted weighted average common shares - diluted, non-GAAP	35,832	36,021	36,087	35,959	34,791

Reconciliation:
Diluted EPS, GAAP	$0.04	$0.13	$0.05	$0.09	$0.05
Non-GAAP adjustments - pretax:
Acquisition-related contingent consideration (a)	0.01	0.01	0.01	0.01	0.02
Acquisition and integration costs (b)	—	0.02	—	—	0.02
Restructuring costs (c)	0.01	—	0.01	0.02	—
Gain on derivative liability (d)	—	—	—	—	(0.05)
Loss on early extinguishment of debt (e)	—	—	—	—	0.15
Nonrecurring income tax adjustments - benefit	—	—	—	—	—
Tax impact of non-GAAP adjustments (i)	(0.01)	—	(0.01)	(0.01)	—
Adjustment for change in dilutive shares	—	—	—	—	0.02
Adjusted EPS, non-GAAP (h)	$0.05	$0.16	$0.06	$0.11	$0.21

Cross Country Healthcare, Inc.
Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	June 30,	December 31,
	2018	2017

Assets
Current assets:
Cash and cash equivalents	$32,559	$25,537
Accounts receivable, net	162,424	173,603
Prepaid expenses	6,433	5,287
Insurance recovery receivable	3,074	3,497
Other current assets	1,210	963
Total current assets	205,700	208,887
Property and equipment, net	14,072	14,086
Goodwill, net	117,589	117,589
Trade names, indefinite-lived	26,702	26,702
Other intangible assets, net	57,392	60,976
Non-current deferred tax assets	18,382	20,219
Other non-current assets	19,364	19,228
Total assets	$459,201	$467,687

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$46,772	$50,597
Accrued employee compensation and benefits	32,559	34,271
Current portion of long-term debt	6,250	6,875
Other current liabilities	2,861	2,845
Total current liabilities	88,442	94,588
Long-term debt, less current portion	90,494	92,259
Long-term accrued claims	29,215	28,757
Contingent consideration	5,302	5,088
Other long-term liabilities	8,877	9,276
Total liabilities	222,330	229,968

Commitments and contingencies

Stockholders' equity:
Common stock	4	4
Additional paid-in capital	301,353	305,362
Accumulated other comprehensive loss	(1,160)	(1,166)
Accumulated deficit	(63,930)	(67,111)
Total Cross Country Healthcare, Inc. stockholders' equity	236,267	237,089
Noncontrolling interest in subsidiary	604	630
Total stockholders' equity	236,871	237,719
Total liabilities and stockholders' equity	$459,201	$467,687

Cross Country Healthcare, Inc.
Segment Data (j)
(Unaudited, amounts in thousands)

	Three Months Ended						% Change Fav/(Unfav)
	June 30,	% of	June 30,	% of	March 31,	% of	Year-over-
	2018	Total	2017	Total	2018	Total	Year	Sequential

Revenue from services:
Nurse and Allied Staffing	$179,339	88%	$180,927	86%	$185,105	88%	(1)%	(3)%
Physician Staffing	21,334	10%	24,720	12%	21,560	10%	(14)%	(1)%
Other Human Capital Management Services	3,899	2%	3,666	2%	3,623	2%	6%	8%
	$204,572	100%	$209,313	100%	$210,288	100%	(2)%	(3)%

Contribution income: (k)
Nurse and Allied Staffing	$16,909		$18,141		$16,760		(7)%	1%
Physician Staffing	1,383		2,047		1,500		(32)%	(8)%
Other Human Capital Management Services	312		241		312		29%	—%
	18,604		20,429		18,572		(9)%	—%

Unallocated corporate overhead (l)	10,810		10,827		10,652		—%	(1)%
Depreciation and amortization	2,963		2,285		2,909		(30)%	(2)%
Acquisition-related contingent consideration (a)	220		281		213		22%	(3)%
Acquisition and integration costs (b)	76		587		115		87%	34%
Restructuring costs (c)	193		—		435		(100)%	56%
Income from operations	$4,342		$6,449		$4,248		(33)%	2%

	Six Months Ended				% Change Fav/(Unfav)
	June 30,	% of	June 30,	% of	Year-over- Year
	2018	Total	2017	Total

Revenue from services:
Nurse and Allied Staffing	$364,444	88%	$364,035	87%	—%
Physician Staffing	42,894	10%	46,184	11%	(7)%
Other Human Capital Management Services	7,522	2%	6,667	2%	13%
	$414,860	100%	$416,886	100%	—%

Contribution income: (k)
Nurse and Allied Staffing	$33,669		$33,763		—%
Physician Staffing	2,883		2,867		1%
Other Human Capital Management Services	624		(199)		414%
	37,176		36,431		2%

Unallocated corporate overhead (l)	21,462		21,113		(2)%
Depreciation and amortization	5,872		4,476		(31)%
Acquisition-related contingent consideration (a)	433		551		21%
Acquisition and integration costs (b)	191		587		67%
Restructuring costs (c)	628		—		(100)%
Income from operations	$8,590		$9,704		(11)%

Cross Country Healthcare, Inc.
Other Financial Data
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2018	2017	2018	2018	2017

Net cash provided by operating activities (in thousands)	$4,666	$24,115	$13,273	$17,939	$25,525

Consolidated gross profit margin (m)	26.2%	27.0%	25.6%	25.9%	26.3%

Nurse and Allied Staffing statistical data:
FTEs (n)	7,143	7,155	7,466	7,305	7,180
Average Nurse and Allied Staffing revenue per FTE per day (o)	$276	$278	$275	$276	$280

Physician Staffing statistical data:
Days filled (p)	13,751	15,690	14,250	28,001	29,742
Revenue per day filled (q)	$1,551	$1,576	$1,513	$1,532	$1,553

(a)	Acquisition-related contingent consideration represents the fair value and accretion adjustments to the contingent consideration liabilities for the Mediscan acquisition that closed on October 30, 2015 and the US Resources Healthcare acquisition that closed on December 1, 2016.
(b)	Acquisition and integration costs are primarily related to the Advantage RN, LLC acquisition that closed effective July 1, 2017.
(c)	Restructuring costs related to severance and lease consolidations incurred as part of separate and discrete cost savings initiatives.
(d)	Gain on derivative liability for the six months ended June 30, 2017 represents the change in the fair value of embedded features of the Convertible Notes.
(e)	Loss on early extinguishment of debt for the six months ended June 30, 2017 is related to the Company's settlement of its Convertible Notes on March 17, 2017.
(f)	When applying the if-converted method to our Convertible Notes, 1,459,030 shares were included in diluted weighted average shares for the six months ended June 30, 2017.
(g)

Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, is defined as net income attributable to common shareholders before interest expense, income tax expense, depreciation and amortization, acquisition-related contingent consideration, acquisition and integration costs, restructuring costs, gain on derivative liability, loss on early extinguishment of debt, other income, net, equity compensation, and includes net income attributable to noncontrolling interest in subsidiary. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net income attributable to common shareholders as an indicator of operating performance. Management uses Adjusted EBITDA for planning purposes and as one performance measure in its incentive programs for certain members of its management team. Adjusted EBITDA, as defined, closely matches the operating measure typically used in the Company's credit facilities in calculating various ratios. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the Company's consolidated revenue.

(h)

Adjusted EPS, a non-GAAP financial measure, is defined as net income attributable to common shareholders per diluted share before the diluted EPS impact of acquisition-related contingent consideration, acquisition and integration costs, restructuring costs, gain on derivative liability, loss on early extinguishment of debt, and nonrecurring income tax adjustments. Adjusted EPS should not be considered a measure of financial performance under GAAP. Management presents Adjusted EPS because it believes that Adjusted EPS is a useful supplement to its reported EPS as an indicator of operating performance. Management uses Adjusted EPS as one performance measure in its annual cash incentive program for certain members of its management team. Management believes it provides a more useful comparison of the Company's underlying business performance from period to period and is more representative of the future earnings capacity of the Company.

(i)	Due to the Company previously maintaining a full valuation allowance, there was no tax impact on non-GAAP measures in the three and six months ended June 30, 2017.
(j)	Segment data provided is in accordance with the Segment Reporting Topic of the FASB ASC.
(k)	Contribution income is defined as income from operations before depreciation and amortization, acquisition-related contingent consideration, acquisition and integration costs, restructuring costs, and corporate expenses not specifically identified to a reporting segment. Contribution income is a financial measure used by management when assessing segment performance.
(l)	Unallocated corporate overhead includes corporate compensation and benefits, and general and administrative expenses including rent and utilities, computer supplies and expenses, insurance, professional expenses, corporate-wide projects (initiatives), and public company expense.
(m)	Gross profit is defined as revenue from services less direct operating expenses. The Company's gross profit excludes allocated depreciation and amortization expense. Gross profit margin is calculated by dividing gross profit by revenue from services.
(n)	FTEs represent the average number of Nurse and Allied Staffing contract personnel on a full-time equivalent basis.
(o)	Average revenue per FTE per day is calculated by dividing the Nurse and Allied Staffing revenue per FTE by the number of days worked in the respective periods. Nurse and Allied Staffing revenue also includes revenue from the permanent placement of nurses.
(p)	Days filled is calculated by dividing the total hours invoiced during the period, including an estimate for the impact of accrued revenue, by 8 hours. Prior periods have been recalculated to include the impact of the accrued revenue.
(q)	Revenue per day filled is calculated by dividing revenue as reported by days filled for the period presented. Prior periods have been recalculated to include the impact of the accrued revenue and days.

CONTACT:
Cross Country Healthcare, Inc.
William J. Grubbs, 561-237-6202
President & Chief Executive Officer
wgrubbs@crosscountry.com